EXHIBIT 4.5
                         THE UNITED BUSINESS MEDIA 2000
            SENIOR EXECUTIVE EQUITY PARTICIPATION PLAN (the "SEEPP")

       Name
       Address1
       Address2
       Address3
       Address4
       Address5

                 OPTION DEED FOR OPTIONS GRANTED ON 14 MAY 2001
           THIS DOCUMENT IS IMPORTANT. Please keep it in a safe place

Date of Grant:                                                  14 May 2001
Number of Shares subject to Bonus Option:                       Bonus_options
Number of Shares subject to Matching Option:                    Matching_options
Exercise price per share:                                  (pound)3.625
End of the Restricted Period for exercise of Matching Option:   14 May 2005
Last date for exercising Options:                               13 May 2011

This is to certify that the Participant named above has been granted an Award (consisting of a Bonus Option and a Matching Option) to acquire the above mentioned number of shares upon payment of (pound)3.625 per share subject to and upon the terms set out in the Rules of the SEEPP, which are enclosed with this Deed.

Executed as a deed by United Business Media plc

-------------------------                   -------------------------
Director                                    Director/Secretary

Notes

1. The Award is personal to the Participant named above and his/her legal representative(s) and may not be transferred, charged or otherwise disposed of in any manner whatsoever.

2. The Bonus Option is exerciseable at any time but if it is exercised before the end of the Restricted Period, the Matching Option will be reduced by one share for every two shares over which the Bonus Option is exercised.

3. Under normal circumstances, one third of the Matching Option may be exercised after the end of the Restricted Period. The performance conditions governing the other two thirds of the Matching Option are found in Clause 1.2 and Clause 1.3 of the Schedule to the Rules of the SEEPP.

4. When you wish to exercise an option, complete the Notice of Exercise on the reverse of this Deed and send it to:
                The Company Secretary
                United Business Media plc, Ludgate House, 245 Blackfriars Road, London SE1 9UY
        You will receive a balance option certificate if appropriate.